FOURTH AMENDMENT, CONSENT AND RELEASE
TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT, CONSENT AND RELEASE TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of November 2, 2015, by and among Wells Fargo BANK, NATIONAL ASSOCIATION, as agent ("Agent") for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, and NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation ("Borrower").
WHEREAS, Borrower, Agent, and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 3, 2014 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, to guarantee and secure payment and performance of the Obligations under the Credit Agreement, Borrower, the Guarantors party thereto (the "Guarantors" together with Borrower, the "Original Loan Parties") and Agent entered into that certain Amended and Restated Guaranty and Security Agreement, dated as of February 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), pursuant to which each Guarantor guaranteed the Obligations and each Loan Party granted to Agent, for the benefit of the Lenders, a security interest in substantially all of each Loan Party's assets;
WHEREAS, Borrower owns all of the issued and outstanding Equity Interests of Nuverra Rocky Mountain Pipeline, LLC, a Delaware limited liability company (together with any direct or indirect subsidiaries thereof, "Nuverra Rocky Mountain");
WHEREAS, the Loan Parties have notified Agent and the Lenders that Borrower and/or another Loan Party desire to enter into a joint venture agreement (the "JV Agreement"), pursuant to which Borrower may either sell, transfer and convey substantially all of the Equity Interests of Nuverra Rocky Mountain, or permit Nuverra Rocky Mountain to issue Equity Interests to, a third party investor in such joint venture;
WHEREAS, the Loan Parties have requested that Agent and the Lenders each: (i) consent to the issuance, sale, transfer, conveyance or other disposition (collectively, as used herein, the "disposition") of the Equity Interests of Nuverra Rocky Mountain in connection with such Loan Party's entry into the JV Agreement; (ii) release Agent's Lien on the assets of Nuverra Rocky Mountain; and (iii) release Nuverra Rocky Mountain from its obligations under the Security Agreement and each other Loan Document;
WHEREAS, Agent and Lenders are each willing to provide such consent and release on the terms as set forth herein; and
WHEREAS, Agent, Lenders and Borrower have agreed to amend the Credit Agreement in certain respects.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.Consent and Release. In reliance upon the representations and warranties of Borrower set forth in Section 7 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, Agent and Lenders consent to the disposition of the Equity Interests of Nuverra Rocky Mountain in connection with the Borrower's and/or another Loan Party's entry into the JV Agreement, and acknowledge, confirm and agree that (x) Nuverra Rocky Mountain is released from all Obligations under the Security Agreement and each other Loan Document, (y) Nuverra Rocky Mountain shall no longer be, or be deemed to be, a "Guarantor", "Grantor", "Loan Party" or obligor of any nature under or pursuant to the Security Agreement or any other Loan Document, and (z) Agent's Liens on all the assets of Nuverra Rocky Mountain are released. Upon the disposition of the Equity Interests of Nuverra Rocky Mountain pursuant to the terms of the JV Agreement, Agent and Lenders acknowledge, confirm and agree that Agent's Lien on the portion of the Equity Interests of Nuverra Rocky Mountain subject to such disposition (the "Transferred Shares"; for the avoidance of doubt, in no event shall the Transferred Shares include any Equity Interests of Nuverra Rocky Mountain owned by Borrower or any Loan Party after the consummation of such disposition) is automatically released. This consent is a limited consent and shall not be deemed to constitute a consent with respect to any other current or future departure from the requirements of any provision of the Credit Agreement or any other Loan Documents. Upon the effectiveness of the consent set forth in this Section 2, (i) Agent agrees to promptly deliver to the Borrower, Nuverra Rocky Mountain or their respective designees (as directed by Borrower) (A) such UCC-3 termination statements, terminations, releases, or other documents necessary or reasonably required to effect such release, and (B) such certificates or other instruments representing the assets owned by Nuverra Rocky Mountain, and (ii) Agent authorizes the Borrower, Nuverra Rocky Mountain and/or their respective designees to file UCC-3 termination statements effecting the foregoing. Upon delivery of the executed JV Agreement pursuant to Section 9 below, Agent agrees to promptly deliver to Borrower such certificates or other instruments representing the Transferred Shares.

3.Amendments to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 7 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a)Section 2.1(c) of the Credit Agreement is hereby amended to insert a new sentence at the end thereof to read in its entirety as follows: "Without limiting the foregoing, Agent shall establish the Interest Payment Reserves, Appraisal Reserves and the Pipeline Reserves."

(b)Section 2.4(e)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii)    Dispositions.
(1) Within 3 Business Days of the date of receipt (or if an Activation Instruction (as defined in the Guaranty and Security Agreement) is in effect concurrently with receipt) by Borrower or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Borrower or any of its Subsidiaries of any Accounts or Equipment (including casualty losses or condemnations) in excess of $1,000,000 in the aggregate (calculated as an amount equal to the lesser of (x) 100% of the Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions, or (y) 100% of the Net Orderly Liquidation Value of such Accounts and/or Equipment at such time identified in the most recent appraisal ordered and obtained by Agent subject to such sale or disposition) for all such sales and dispositions of Accounts and/or Equipment after the Fourth Amendment Effective Date, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to the lesser of (x) 100% of the Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions, or (y) 100% of the Net Orderly Liquidation Value of such Accounts and/or Equipment at such time identified in the most recent appraisal ordered and obtained by Agent subject to such sale or disposition; and
(2) Within 3 Business Days of the date of receipt (or if an Activation Instruction (as defined in the Guaranty and Security Agreement) is in effect concurrently with receipt) by Borrower or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Borrower or any of its Subsidiaries of assets other than Accounts or Equipment (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (b), (c), (d), (e), (j), (k), (l), (m), or (n) of the definition of Permitted Dispositions), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrower shall have given Agent prior written notice of Borrower's intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrower or its Subsidiaries, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest, and (D) Borrower or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of such Loan Party unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 2.4(f)(ii).
Nothing contained in this Section 2.4(e)(ii) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.
(c)Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)    Field Examination and Other Fees. Borrower shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus reasonable out-of-pocket expenses (including travel, meals, and lodging) for each field examination of Borrower and its

Subsidiaries performed by personnel employed by Agent, and (ii) the fees or charges paid or incurred by Agent (but, in any event, no less than a charge of $1,000 per day, per Person, plus reasonable out-of-pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third Persons to perform field examinations of Borrower or its Subsidiaries, to establish electronic collateral reporting systems, or to appraise the Collateral, or any portion thereof; provided, that so long as no Event of Default shall have occurred and be continuing, Borrower shall not be obligated to reimburse Agent for more than 2 field examinations during any 12 consecutive months (unless Excess Availability exceeds $175,000,000 at all times during such 12 consecutive months, in which case Borrower shall not be obligated to reimburse Agent for more than 1 field examination in such 12 consecutive months), or more than 4 full appraisals (or desktop appraisals, at Agent's discretion) of the Equipment during any 12 consecutive months.
(d)Section 6.3(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)    Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger between Loan Parties, provided, that Borrower must be the surviving entity of any such merger to which it is a party, (ii) any merger between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of Borrower that are not Loan Parties (for the avoidance of doubt, in no event shall Nuverra Rocky Mountain be permitted to merge or consolidate into any Loan Party or Subsidiary of any Loan Party).
(e)Section 6.10 of the Credit Agreement is hereby amended by (i) amending clause (c) thereof the delete the word "and" at the end thereof, (ii) amending and restating clause (d) thereof to read in its entirety as follows, and (iii) inserting a new clause (e) at the end thereof to read in its entirety as follows:

(d)    transactions permitted by clause (p) of the definition of "Permitted Investment", and transactions permitted by Section 6.3 or Section 6.7, or any Permitted Intercompany Advance, and
(e)    Borrower may (i) enter into a service agreement, in form and substance reasonably satisfactory to Agent, with Nuverra Rocky Mountain for the provision of payroll, human resources, legal, accounting, tax reporting and filing and other administrative or similar services, and (ii) perform all transactions contemplated by such service agreement, including the payment or reimbursement of reasonable fees and expenses incurred pursuant thereto.
(f)Schedule 1.1 to the Credit Agreement is hereby amended by adding each of the following defined terms in their proper alphabetical order:

"Appraisal Reserves" means, as of any date of determination, a reserve in the amount of $19,750,000 to establish and maintain with respect to the Borrowing Base and the Maximum Revolver Amount; provided, that such reserve shall be reduced to $0 upon the occurrence of the implementation of the Fourth Amendment Appraisal.

"Eligible Equipment NBV Advance Rate" means 94%; provided, that such rate shall decrease by one percentage point on the first day of each calendar month beginning on February 1, 2016, until reduced to 70%.
"Eligible Equipment NOLV Advance Rate" means 84%; provided, that such rate shall decrease by one percentage point on the first day of each calendar month beginning on February 1, 2016, until reduced to 60%.
"Fourth Amendment Effective Date" means November 2, 2015.
"Nuverra Rocky Mountain" means Nuverra Rocky Mountain Pipeline, LLC, a Delaware limited liability company, together with any direct or indirect subsidiaries thereof formed or acquired after the Fourth Amendment Effective Date, and any successors or assigns of the foregoing entities (provided, that in no event shall any such successors or assigns be a Loan Party or other direct or indirect Subsidiary of a Loan Party).
"Fourth Amendment Appraisal" means the appraisal of the Net Orderly Liquidation Value of Eligible Equipment in form and substance satisfactory to Agent prepared by Great American Group Advisory and Valuation Services, LLC, and finalized on or after the Fourth Amendment Effective Date.
"Pipeline Reserves" means, as of any date of determination, a reserve of the lesser of (i) $5,000,000 and (ii) the aggregate amount of any Investments made by any Loan Party in Nuverra Rocky Mountain pursuant to clause (p) of the definition of Permitted Investments, to establish and maintain with respect to the Borrowing Base; provided, however, that no Investments made pursuant to clause (o) of the definition of Permitted Investments shall constitute Pipeline Reserves.
(g)Schedule 1.1 of the Credit Agreement is hereby amended to amend and restate the following definitions each in its entirety to read as follows:

"Applicable Margin" means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability (without giving effect to any Interest Payment Reserves or Appraisal Reserves) of Borrower for the most recently completed month:

Level	Average Excess Availability	Applicable Margin Relative to Base Rate Loans (the "Base Rate Margin")	Applicable Margin Relative to LIBOR Rate Loans (the "LIBOR Rate Margin")
I	> $50,000,000	1.00 percentage points	2.00 percentage points
II	< $50,000,000 and > $25,000,000	1.25 percentage points	2.25 percentage points
III	< $25,000,000	1.50 percentage points	2.50 percentage points

The Applicable Margin shall be re-determined as of the first day of each calendar month of Borrower.
"Applicable Unused Line Fee Percentage" means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrower for the most recently completed month as determined by Agent in its Permitted Discretion:

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	> $62,500,000	0.25 percentage points
II	< $62,500,000	0.375 percentage points

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each month by Agent.
"Borrowing Base" means, as of any date of determination, the result of:
(a)the sum of (x) 85% of the amount of Eligible Accepted Accounts and (y) the lesser of $12,500,000 and 85% of the amount of Eligible Ticket Held Accounts, less the amount, if any, of the Dilution Reserve, plus

(b)(1) prior to January 1, 2016, the lower of

(i)the product of 95% multiplied by the net book value (calculated in accordance with GAAP on a basis consistent with Borrower's historical accounting practices) of Eligible Equipment at such time, and

(ii)the sum of (x) the product of 85% multiplied by the Net Orderly Liquidation Value of Eligible Equipment at such time identified in the most recent Equipment appraisal ordered and obtained by Agent plus (y) the product of 85% of the hard cost (as reflected in the invoice therefor and excluding tax, freight, installation charges and other soft costs) of Eligible Equipment acquired by a Loan Party as new and unused after the date of the most recent Equipment appraisal ordered and obtained by Agent and not identified in such appraisal,

(2) on or after January 1, 2016, the lower of
(i) the product of the Eligible Equipment NBV Advance Rate multiplied by the net book value (calculated in accordance with GAAP on a basis consistent with Borrower's historical accounting practices) of Eligible Equipment at such time, and

(ii) the sum of (x) the product of the Eligible Equipment NOLV Advance Rate multiplied by the Net Orderly Liquidation Value of Eligible Equipment at such time identified in the most recent Equipment appraisal ordered and obtained by Agent plus (y) the product of the Eligible Equipment NOLV

Advance Rate multiplied by the hard cost (as reflected in the invoice therefor and excluding tax, freight, installation charges and other soft costs) of Eligible Equipment acquired by a Loan Party as new and unused after the date of the most recent Equipment appraisal ordered and obtained by Agent and not identified in such appraisal; minus
(c)the aggregate amount of Receivables Reserves, Bank Product Reserves, Equipment Reserves, Interest Payment Reserves, Appraisal Reserves, Pipeline Reserves and other Reserves, if any, established by Agent under Section 2.1(c) of the Agreement.

"Covenant Testing Period" means a period (a) commencing on the last day of the fiscal month of Borrower most recently ended on or prior to a Covenant Trigger Date and for which Agent has received financial statements required to be delivered pursuant to Schedule 5.1 and (b) ending on the first day after such Covenant Trigger Date that Excess Availability has equaled or exceeded the greater of (i) $15,625,000 and (ii) 12.5% of the Maximum Revolver Amount for 90 consecutive days.
"Covenant Trigger Date" means any day on which Borrower fails to maintain Excess Availability in an amount at least equal to the greater of (i) $15,625,000, and (ii) 12.5% of the Maximum Revolver Amount.
"Maximum Revolver Amount" means $125,000,000, as decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.
(h)Schedule 1.1 of the Credit Agreement is hereby amended to amend the defined term "EBITDA" to (i) amend and restate clause (a) thereof in its entirety to read as follows: "(a) Borrower's consolidated net earnings (or loss) (it being understood that Borrower's consolidated net earnings (or loss) shall not include any earnings (or loss) attributable to Nuverra Rocky Mountain for any period that Nuverra Rocky Mountain is not a Guarantor), minus"; and (ii) insert a new clause (d) immediately following clause (c) thereof to read in its entirety as follows:

Plus (d) for any period that Nuverra Rocky Mountain is not a Guarantor, cash dividends received from Nuverra Rocky Mountain during such period.
(i)Effective as of July 1, 2015, Schedule 1.1 of the Credit Agreement is hereby amended to amend the defined term "Permitted Indebtedness" to (i) remove the word "and" at the end of clause (r) thereof, (ii) rename clause (s) thereof as clause (t), and (iii) insert a new clause (s) in lieu thereof to read as follows:

(s)    unsecured Indebtedness of Borrower pursuant to that certain Promissory Note, dated as of June 9, 2015, by Borrower in favor of S&D Holdings, LLC, a Pennsylvania limited liability company, in an aggregate principal amount not to exceed $7,500,000; and
(j)Schedule 1.1 of the Credit Agreement is hereby amended to amend the defined term "Permitted Investment" to (i) remove the word "and" at the end of clause (n) thereof, (ii) rename clause (o) thereof as clause (q), and (iii) insert new clauses (o) and (p) in lieu thereof to read as follows:

(o)    capitalized Investments made in connection with the construction, installation, maintenance and operation of an approximately 150-mile pipeline network in McKenzie County, North Dakota, including any extensions or alterations thereof, in an aggregate amount not to exceed $3,000,000;
(p)    Investments in Nuverra Rocky Mountain in an aggregate amount not to exceed $5,000,000 so long as (i) no Event of Default has occurred and is continuing or would result from the making of such Investment, and (ii) Borrower has given Agent at least three (3) Business Days' prior written notice of such Investment; and
(k)Schedule 1.1 of the Credit Agreement is hereby amended to amend the defined term "Permitted Liens" to (i) remove the word "and" at the end of clause (r) thereof, (ii) rename clause (s) thereof as clause (t), and (iii) insert new clause (s) in lieu thereof to read as follows:

(s)    Liens on the Equity Interests of Nuverra Rocky Mountain, so long as such Liens are subordinated to Agent's Lien on terms and conditions acceptable to Agent; and
(l)Schedule 1.1 of the Credit Agreement is hereby amended to amend the defined term "Reserves" by deleting the initial parenthetical therein and inserting "(other than Receivable Reserves, Bank Product Reserves, Equipment Reserves, Interest Payment Reserves, Appraisal Reserves and Pipeline Reserves)" in lieu thereof.

(m)Schedule 1.1 of the Credit Agreement is hereby amended to amend the defined term "Subsidiary" by inserting "; provided, that "Subsidiary" shall not include Nuverra Rocky Mountain." at the end of such defined term.

(n)Schedule C-1 to the Credit Agreement is replaced in its entirety with Schedule C-1 attached hereto.

4.Effectiveness of the Amendment; Continuing Effect. Except as expressly set forth in Sections 2 and 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. This Amendment is a Loan Document.

5.Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

6.Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to Agent in all respects:

(a)Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders, and the Loan Parties;

(b)Agent shall have received a copy of an amendment to the Guaranty and Security Agreement executed and delivered by the Loan Parties and Agent, in form and substance satisfactory to Agent;

(c)Agent shall have received the Amendment Fee from Borrower;

(d)Agent shall have received amended and restated promissory notes from Borrower; and

(e)no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

7.Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders that:

(a)after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b)no Default or Event of Default has occurred and is continuing; and

(c)this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

8.Amendment Fee. In connection with this Amendment, Borrower agrees to pay to Agent, for the account of the Lenders on a pro rata basis, an amendment fee (the "Amendment Fee") of $225,000, which fee is due and payable on the date hereof, and fully earned and non-refundable on the date hereof. The Amendment Fee is in addition to and not net of any fees previously paid by Borrower or any Loan Party pursuant to any Loan Document. Agent hereby is expressly authorized by Borrower to (x) charge such amounts due and owing to the Loan Account in accordance with the terms of the Credit Agreement, and (y) designate such amounts as a Revolving Loan under the Credit Agreement.

9.Post-Closing Covenant. Within three (3) Business Days (or such later date as Agent may agree to in writing in its sole discretion) of the execution of the JV Agreement, Borrower shall deliver to Agent a fully executed, non-redacted copy of the JV Agreement. Failure to comply with the provisions of this Section 9 shall constitute an immediate Event of Default.

10.Miscellaneous.

(a)Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Agent (including reasonable attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.
(b)Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c)Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Agreement.

(d)Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

11.Release.

(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment, on behalf of itself and its successors, assigns, and other legal representatives (Borrower, each Guarantor and all such other Persons being hereinafter referred to collectively as the "Releasors" and individually as a "Releasor"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, Issuing Bank and Lenders, and their successors and assigns, and their present and former shareholders, Affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Issuing Bank, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)Each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)Each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC., as Borrower
By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb
Title: Executive Vice President & Chief Legal Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Zachary Buchanan
Name: Zachary Buchanan
Title: AVP

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Lauren Trussell
Name: Lauren Trussell
Title: Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender
By:	/s/ Josh Bailey
Name: Josh Bailey
Title: Vice President

CAPITAL ONE BUSINESS CREDIT CORP., as a Lender
By:	/s/ Edward Behnen
Name: Edward Behnen
Title: Vice President

CIT FINANCE LLC, as a Lender
By:	/s/ Stewart McLeod
Name: Stewart McLeod
Title: Director

CONSENT AND REAFFIRMATION
Each of the undersigned (each a "Guarantor") hereby (i) acknowledges receipt of a copy of the foregoing Fourth Amendment, Consent and Release to Amended and Restated Credit Agreement (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to Borrower's execution and delivery thereof; (iii) agrees to be bound thereby, including Section 11 of the foregoing Fourth Amendment, Consent and Release to Amended and Restated Credit Agreement; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents to which the undersigned is a party and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that Agent and Lenders have no obligation to inform such Guarantor of such matters in the future or to seek such Guarantor's acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.

HECKMANN WATER RESOURCES CORPORATION
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

HECKMANN WATER RESOURCES (CVR), INC.
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

1960 WELL SERVICES, LLC
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

HEK WATER SOLUTIONS, LLC
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

APPALACHIAN WATER SERVICES, LLC
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

BADLANDS POWER FUELS, LLC, a Delaware limited liability company
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

BADLANDS POWER FUELS, LLC, a North Dakota limited liability company
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

LANDTECH ENTERPRISES, L.L.C.
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

BADLANDS LEASING, LLC
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

IDEAL OILFIELD DISPOSAL, LLC
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

NUVERRA ROCKY MOUNTAIN PIPELINE, LLC
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

NUVERRA TOTAL SOLUTIONS, LLC
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

NES WATER SOLUTIONS, LLC
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

HECKMANN WOODS CROSS, LLC
By:	/s/ Sean D. Hawkins
Name: Sean D. Hawkins
Title: Vice President and Assistant Secretary

Schedule C-1

Commitments

Lender	Revolver Commitment
Wells Fargo Bank, National Association	$38,265,306
Bank of America, N.A.	$25,510,204
Citizens Bank of Pennsylvania	$25,510,204
Capital One Business Credit Corp.	$17,857,143
CIT Finance LLC	$17,857,143
All Lenders	$125,000,000